                                                                      Ex-99.23.j

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 3 to the Registration Statement (Form N-1A, No. 333-60940) of the Gateway Variable Insurance Trust and to the use of our report dated January 16, 2004, incorporated by reference therein.



                                                 /s/ ERNST & YOUNG, LLP


Cincinnati, Ohio
April 28, 2004